Testing the Waters Materials Related to Series #36OWENS

#360WENS

'36 JESSE OWENS OLYMPIC GOLD MEDAL TICKETS (4)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $25,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#36OWENS

'36 JESSE OWENS OLYMPIC GOLD MEDAL TICKETS (4)

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$10.00
Number of Shares	2,500
Initial Offering Market Cap.	$25,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Track & Field
Memorabilia Type	Ticket
Player	Jesse Owens

PSA Certification #16060273

According to the PSA database, the requested certification number is defined as the following:

ITEM INFORMATION

Certification Number	16060273
Reverse Cert Number/Barcode	No
Year	1936
Brand	OLYMPICS-ATHLETICS TRACK AND FIELD-FULL
Sport	TICKETS
Card Number	FULL
Player	JESSE OWENS-1ST GOLD MEDAL
Variety/Pedigree	AUG. 3, 100 METER DASH
Grade	MINT 9

DESCRIPTION OF SERIES 1936 JESSE OWENS OLYMPICS TICKETS

Investment Overview

•Upon completion of the Series #36OWENS Offering, Series #36OWENS will purchase Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics for Series #36OWENS (The “Series 1936 Jesse Owens Olympics Tickets” or the “Underlying Asset” with respect to Series #36OWENS, as applicable), the specifications of which are set forth below.

•Jesse Owens was an athlete known for winning four gold medals in track and field at the 1936 Berlin Olympics.

•The 1936 Berlin Olympics took place in Nazi Germany during the build-up to World War Two. Adolf Hitler hoped the competition “would be a showcase of Aryan supremacy.” The four gold medals won by Owens (an African American) became a symbol for the fight against Nazism.

•The Underlying Asset is Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics.

Asset Description

Overview & Authentication

•James “Jesse” Cleveland Owens was born on September 12, 1913, in Danville, Alabama. He was the son of a sharecropper and the grandchild of slaves.

•After moving to Cleveland at the age of 9, Owens ran his first race at age 13. While at East Technical High School, he “became a nationally known sprinter.”

•Owens attended Ohio State University where he would break multiple world records in track and field.

•The United States Olympic track team had 10 black athletes including Owens. The Nazis “derided the Americans for relying on what the Nazis called an inferior race.”

•On August 3, 1936, Owens won the gold medal in the 100-meter dash with a time of 10.3 seconds (matching the world record).

•On August 4, 1936, Owens won the gold medal in the long jump with a distance of 26 feet and 5 3/8 inches (breaking the world record).

•On August 5, 1936, Owens won the gold medal in the 200-meter dash with a time of 20.7 seconds (breaking the world record).

•On August 9, 1936, Owens was a part of the team that won the gold medal in the 4 X 100-meter relay.

•Originally, Owens was not scheduled to participate in the 4 X 100-meter relay. But before the race, American Olympic officials decided to remove two Jewish athletes from the team to “avoid offending the Nazis.” Owens and Ralph Metcalfe, who were both black, were substituted instead. Hitler did not congratulate any of the American black winners. Owens would later say “I didn't go to Berlin to shake hands with him, anyway. All I know is that I'm here now, and Hitler isn't.”

•Owens died on March 31, 1980. In the New York Times obituary, Owens was called “perhaps the greatest and most famous athlete in track and field history.”

•The Underlying Asset includes 1 ticket from Jesse Owens’ first gold medal win in the 1936 Berlin Olympics that has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with Certification No. 16060273.

•The Underlying Asset includes 1 ticket from Jesse Owens’ second gold medal win in the 1936 Berlin Olympics that has been issued a grade of EX-MT 6 by Professional Sports Authenticators (PSA) with Certification No. 16060272.

•The Underlying Asset includes 1 ticket from Jesse Owens’ third gold medal win in the 1936 Berlin Olympics that has been issued a grade of VG 3 by Professional Sports Authenticators (PSA) with Certification No. 22858876.

•The Underlying Asset includes 1 ticket from Jesse Owens’ fourth gold medal win in the 1936 Berlin Olympics that has been issued a grade of AUTHENTIC by Professional Sports Authenticators (PSA) with Certification No. 20549754.

Notable Features

•The Underlying Asset is Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ first gold medal win in the 1936 Berlin Olympics graded PSA 9 with 0 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ second gold medal win in the 1936 Berlin Olympics graded PSA 6 with 0 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ third gold medal win in the 1936 Berlin Olympics graded PSA 3 with 2 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ fourth gold medal win in the 1936 Berlin Olympics graded PSA Authentic with 1 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1936 Jesse Owens Olympics Tickets
Sport	Track & Field
Memorabilia Type	Ticket
Player	Jesse Owens
Competition	Olympics
Year	1936
Location	Berlin
Authentication	Professional Sports Authenticators (PSA)
Event	100 Meter Dash
Date	August 3
Rarity	1 of 1 (PSA 9)
Grade	9
Certification No.	16060273
Event	Long Jump
Date	August 4
Rarity	1 of 1 (PSA 6)
Grade	6
Certification No.	16060272
Event	200 Meter Dash

Date	August 5
Rarity	1 of 1 (PSA 3)
Grade	3
Certification No.	22858876
Event	4 X 100 Meter Relay
Date	August 9
Rarity	1 of 1 (PSA AUTHENTIC)
Grade	AUTHENTIC
Certification No.	20549754

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1936 Jesse Owens Olympics Tickets going forward.

#36OWENS | *Visuals*

Owens was named AP Athlete of the year in 1936 for his Olympic performance.

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